EXHIBIT 99.1

Platform Specialty Products Corporation
Announces Alent Shareholder Approval of its Proposed Acquisition of Alent plc

WEST PALM BEACH, Florida, September 9, 2015 - Platform Specialty Products Corporation (NYSE:PAH) (“Platform”) announced today that the shareholders of Alent plc (LSE: ALNT) (“Alent”) approved Platform’s previously-announced recommended offer to acquire all of the issued and outstanding shares of Alent in a cash and stock transaction for approximately $2.1 billion (based on the GBP/USD exchange rate of 1.5517 on July 10, 2015) (the “Alent Acquisition”). Earlier today, at a court meeting and general meeting, Alent’s shareholders voted to approve, by the required majorities, the proposed scheme of arrangement under the U.K. Companies Act 2006 (the “Scheme”) and certain other matters in connection with the implementation of the Alent Acquisition.

The Alent Acquisition remains subject to the sanction of the U.K. court and certain other closing conditions and approvals set forth in the Scheme, including, among others, regulatory approvals in certain foreign jurisdictions. As of today, Platform has received notice of the early termination of the antitrust waiting period under the U.S. Hart-Scott Rodino Antitrust Improvements Act and approval from the South Korean regulatory authorities. The Alent Acquisition is expected to close in late 2015 or early 2016. Following closing of the Alent Acquisition, Platform will remain a New York Stock Exchange listed company domiciled in the United States.

Defined terms used but not defined in this press release have the meanings set out in the Scheme dated August 17, 2015 available at www.platformspecialtyproducts.com.

About Alent

Alent is a leading global supplier of advanced surface treatment plating chemicals and electronics assembly materials. Its principal end-market is global electronics production which accounts for approximately three-quarters of net sales value with the automotive and industrial end-markets comprising the balance.

About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

IMPORTANT NOTICES
Further Information
This press release is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer, to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise.  The transaction will be implemented solely pursuant to the terms of the Scheme, which contains the full terms and conditions of the transaction, including details of how Alent shareholders vote in respect of the transaction.  Any vote or other action in respect of the transaction by Alent shareholders should be made only on the basis of the information in the Scheme.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding Platform’s ability to close the proposed Alent Acquisition. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including, among others, market and other general economic conditions and Platform’s perception of the future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and are based on management’s estimates and assumptions with respect to future events and financial performance. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and readers are therefore cautioned not to place undue reliance on these forward-looking statements. Platform assumes no obligation to update such forward looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. A discussion of factors that could cause results to vary from those expressed in or implied by such forward-looking statements is included in Platform’s periodic and other reports filed with the Securities and Exchange Commission, including under the heading “Risk Factors” in Platform's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015.
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CONTACT: Investor Relations Contact:

Benjamin Gliklich
Vice President, Corporate Development,
Finance and Investor Relations
Platform Specialty Products Corporation
1-561-406-8465

Media Contacts:

Liz Cohen
Weber Shandwick
1-212-445-8044

Kelly Gawlik
Weber Shandwick
1-212-445-8368